Exhibit 3.1

Delaware The First State Page 1 4823903 8100 Authentication: 203098028 SR# 20241143343 Date: 03-25-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WISA TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MARCH, A.D. 2024, AT 8:06 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

WISA TECHNOLOGIES, INC.

WiSA Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is WiSA Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on January 26, 2023.

THIRD: The first sentence of Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“Fourth: The total amount of stock that this corporation is authorized to issue is 320,000,000 shares, par value $0.0001 per share, of which 300,000,000 shares shall be common stock, par value $0.0001 per share, and 20,000,000 shares shall be designated as blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 25th day of March, 2024.

[Signature Page Follows]

WISA TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Brett Moyer, Chairman,
President and Chief Executive
Officer

[Signature Page to WiSA Certificate of Amendment to Increase Authorized Shares Capital (March 2024)]